EX. 99.1

Covisint Announces Preliminary Q4 FY ’14 Results, Names Sam Inman Interim CEO
Inman to Drive Remaining FY ’14 Execution and FY ‘15 Growth Initiatives, Lead Search for New CEO
Detroit, March 13, 2014--Covisint Corporation (Nasdaq: COVS), provider of a leading cloud engagement platform, today announced preliminary results for its fourth quarter, fiscal year 2014. Additionally, the company’s board of directors has named Sam Inman as interim Chief Executive Officer.
For the fourth quarter:

•	Total revenue is projected to be between $24 and $25.5 million.

•	Subscription revenue is projected to be between $17 and $18 million.

•	Services revenue is projected to be between $7 and $7.5 million.
“Covisint remains an important growth asset operating in vibrant, dynamic markets; we simply missed on execution in Q4,” said Covisint Chairman Bob Paul. “At this important moment, the board has decided to take quick action to improve the company’s execution. We’re pleased to have someone of Sam’s caliber to call on for renewed leadership and focus. He has an extensive technology background—including significant CEO experience—and a proven ability to drive growth. We look forward to working with Sam to drive the next stage of Covisint’s growth.”
Inman has a wide-ranging technology career in executive management roles, supplemented by strong strategic growth and board experiences. From 2008 to 2011, he was President and CEO of Comarco Wireless Technologies, a California-based, provider of innovative mobile power and test solutions. At Comarco, he restructured and refocused the organization, driving a four times revenue increase. Previous to Comarco, Inman was Executive Chairman of Think Outside; Co-CEO and Chairman for Viking Components, Inc.; CEO and President of Centura Software Corporation; President and COO of Ingram Micro and President of IBM PC Company, Americas.
“I’m honored, energized and excited to serve as interim CEO of Covisint,” said Inman. “I look forward to working with Covisint’s employees, customers and shareholders to achieve the company’s significant growth potential.”
Conference Call and Webcast Information
Covisint will hold a conference call at 9 a.m. ET today to discuss these results. The U.S. toll free dial-in for the conference call is 800-230-1093. The international dial-in number is 612-288-0340. No passcode is required. A live webcast of the conference call will also be available on the investor relations page of the company's website at investors.covisint.com.

For those unable to participate in the conference call, a replay will be available from March 13, 2014, through March 20, 2014. The U.S. toll-free replay dial-in number is 800-475-6701, and the international replay dial-in number is 320-365-3844. The replay passcode is 322201.
Covisint

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Covisint Announces Preliminary Q4 FY ’14 Results, Names Sam Inman Interim CEO
March 13, 2014

Covisint provides a leading cloud engagement platform for creating and enabling new mission-critical external business processes.  Our solutions enable organizations to connect, engage, and collaborate with the critical external audiences that define their success--including customers, business partners, and suppliers. Covisint allows its clients to establish a secure, reliable, integrated presence in the cloud, and offer the kind of engaging information experiences that people everywhere have come to expect. Learn more at www.covisint.com.
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Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding Covisint's projected revenues for the fourth quarter of fiscal 2014. These forward-looking statements are based upon Covisint's historical performance and its current estimates and expectations, including expectations regarding business that may close during the remainder of the fourth quarter 2014, and are not a representation that such estimates or expectations will be achieved. Further, Covisint is party to existing contracts with its customers which may be subject to negotiation and/or potential modification during the remainder of the 4th quarter of the fiscal year, which may affect actual results. These forward-looking statements represent Covisint's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Covisint disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially and there are no assurances that the projected revenue amounts will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to attract new customers; the extent to which customers renew their contracts for our solutions; our ability to manage our growth; the continued growth of the market for our solutions; competition from current competitors and new market entrants; our ability to penetrate new vertical markets; unpredictable macro-economic conditions; the loss of any of our key employees; the length of the sales and implementation cycles for our solutions; and other risk and uncertainties. Further information on potential factors that could affect actual results is included in Covisint’s reports filed with the SEC.
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Media Contact
Doug Kuiper, doug.kuiper@covisint.com, 313-227-2764
Investor Relations Contact
866.319.7659, investors@covisint.com
For Sales and Marketing Information
Covisint Corporation, One Campus Martius, Detroit, MI 48226, 313-227-7000, http://www.covisint.com